                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 18, 2000, except for paragraph 2 of Note 4, as to which the date is February 29, 2000 and paragraph 3 of Note 5, as to which the date is March 24, 2000, in the Registration Statement (Form S-1) and related Prospectus of TriNet Group, Inc. for the registration of its common stock.

                                          /s/ Ernst & Young LLP

Walnut Creek, California
April 11, 2000

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   The foregoing consent is the form that will be signed upon stockholder approval of the stock split described in paragraph 3 of Note 5 to the financial statements.

Walnut Creek, California
April 11, 2000